Exhibit 10.88
INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT,  dated  August 7, 2007, by and among MORIAH CAPITAL, L.P., a Delaware limited partnership with offices at 685 Fifth Avenue, New York, New York 10022 (“Moriah”), ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company with the offices of its investment advisor at 767 Third Avenue, 39th Floor, New York, New York 10017 (“Alexandra”), in its capacity as collateral agent pursuant to the Noteholder Agreements (such capitalized term and all other capitalized terms used herein having the respective meanings provided in this Agreement) acting for and on behalf of the holders of Notes (in such capacity, the “Notes Collateral Agent” as hereinafter further defined) and EMAGIN CORPORATION, a Delaware corporation, with its principal place of business located at 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004 (the “Borrower”).

R E C I T A L S:

A.              The Notes Collateral Agent is the collateral agent under the Pledge and Security Agreement, dated as of July 21, 2006, made by the Borrower to the Notes Collateral Agent, as amended by Amendment No. 1 to Pledge and Security Agreement, dated as of July 23, 2007 by and between the Borrower and the Notes Collateral Agent (the “Note Pledge Agreement”) for the benefit of the holders (the “Noteholders”) from time to time of the Amended and Restated 8% Senior Secured Convertible Notes Due 2008 issued by the Borrower (the “Notes”) pursuant to the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Borrower and the several investors named therein, as amended by the several Amendment Agreements, dated as of July 23, 2007, by and between the Borrower and the several investors named therein (the “Note Purchase Agreements”) and, to secure the Borrower’s obligations to the Noteholders, the Notes Collateral Agent and the holders of Series A Senior Secured Convertible Preferred Stock, par value $0.001 per share, of the Borrower issued or issuable upon conversion of the Notes, the Borrower granted to the Notes Collateral Agent a security interest in and to the property of the Borrower described on Schedule 2 annexed hereto (collectively, the “Notes Collateral”).

B.              Pursuant to a Loan and Security Agreement, of even date herewith, between Moriah and Borrower (as the same may hereafter be amended, the “Moriah Loan Agreement;” the term “Moriah Loan Agreements” shall include all of the Loan Documents, as that term is defined in the Moriah Loan Agreement), Moriah is providing an accounts receivable and inventory based credit facility to Borrower that is secured by all now owned and hereafter acquired property (including, without limitation, real property) and assets of Borrower and the proceeds and products thereof, as more particularly described in Schedule 1 annexed hereto (collectively, the “Moriah Collateral”).

C.              It is a condition to the consummation of the transactions contemplated by the Moriah Loan Agreements that the Notes Collateral Agent subordinate its liens in the Accounts and Inventory as the same may be included in the Notes Collateral on terms satisfactory to Moriah.

D.              The Notes Collateral Agent and Moriah have each filed or may hereafter file financing statements under the Uniform Commercial Code, as may be amended from time to time (“UCC”) with respect to the Notes Collateral and the Moriah Collateral, respectively, in connection with the foregoing.

E.              The Notes Collateral Agent and Moriah desire to agree on the relative priority of their respective security interests in, and liens on, their respective collateral.

In consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the Notes Collateral Agent and Moriah mutually covenant, warrant and agree as follows:

1.           Definitions.  All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with the terms thereof.  The following terms (including both the singular and plurals thereof) shall have the following meanings unless the context indicates otherwise:

1.1 “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §§101 et seq.).

1.2 “Claim” or “Claims” means, as applicable, the Moriah Claim and/or the Noteholder Claim.

1.3 “Collateral” means all property and interests in property now owned or hereafter acquired by any Loan Party in or upon which a security interest or mortgage lien is granted to Moriah or the Notes Collateral Agent under the Security Documents.

1.4 “Creditors” shall mean Moriah, the Noteholders and the Notes Collateral Agent and their respective successors and assigns.

1.5 “Enforcement Action” means with respect to a Claim, the demand for payment or acceleration of such Claim, the repossession of any Collateral, the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the Noteholder Agreements, the Moriah Loan Agreements, or applicable law with respect to such Claim, including, but not limited to, judicial or UCC foreclosure, provided that Enforcement Action shall not include the filing of a claim in an Insolvency Proceeding.

1.6 “Enforcement Notice” means a written notice delivered by the Enforcing Party to the other Party stating that an "Event of Default" (as defined in the Noteholder Agreements or the Moriah Loan Agreements, respectively) has occurred and is continuing and that an Enforcement Period has commenced.

1.7 “Enforcement  Period” means the period of time following the receipt by either the Notes Collateral Agent or Moriah of an Enforcement Notice until (a) the Noteholder Claim is Paid in Full (if the Notes Collateral Agent is the Enforcing Party) or the Moriah Claim is Paid in Full (if Moriah is the Enforcing Party), or (b) the Creditors agree in writing to terminate such Enforcement Period.

1.8 “Enforcing Party” means Moriah in the case of an Enforcement Action with respect to the Moriah Claim, and the Notes Collateral Agent in the case of an Enforcement Action with respect to the Noteholder Claim.

1.9 “Insolvency Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of any Loan Party.

1.10 “Loan Party” means Borrower and each subsidiary of Borrower which is now or may hereafter become a party to the Noteholder Agreements or the Moriah Loan Agreements.

1.10A “Lockbox Agreement” means the Lockbox Agreement, dated as of July 21, 2006, by and between the Borrower and the Notes Collateral Agent, as amended by Amendment No. 1 to Lockbox Agreement, dated as of July 23, 2007, by and between the Borrower and the Notes Collateral Agent.

1.11 “Maximum Moriah Debt” means the sum of (a) $2,500,000, plus (b) such other indebtedness that may be permitted to be incurred from time to time on or after the date hereof under the terms of the Notes as Permitted Indebtedness as such term is defined in the Notes.

1.12 “Moriah Claim” means all of the obligations of the Loan Parties to Moriah as set forth in the Moriah Loan Agreements.

1.13 “Moriah Senior Collateral” means the Collateral described in Section 2.1(a) in which Moriah has a senior lien or security interest.

1.14 “Noteholder Agreements” means the Note Purchase Agreements, the Notes, the Note Pledge Agreement, the Patent and Trademark Security Agreement, dated as of July 21, 2006, by and between the Borrower and the Notes Collateral Agent, as amended by Amendment No. 1 to Patent and Trademark Security Agreement dated as of July 23, 2007, by and between the Borrower and the Notes Collateral Agent, the Lockbox Agreement, the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock of the Borrower, the Amended and Restated Common Stock Purchase Warrants issued by the Borrower to the holders of Notes pursuant to the Note Purchase Agreements and the other agreements, instruments and documents contemplated thereby.

1.15 “Noteholder Claim” means all obligations of the Loan Parties to the Notes Collateral Agent and the Noteholders as set forth in the Noteholder Agreements.

1.16 “Noteholder Senior Collateral” means the Collateral described in Section 2.1(b) in which the Notes Collateral Agent has a senior lien or security interest.

1.17 “Notes Collateral Agent” means Alexandra in its capacity as collateral agent pursuant to the Note Pledge Agreement and the other applicable Noteholder Agreements, and its successors and assigns including any replacement or successor trustee or agent or any additional trustee or agent.

1.18 “Paid in Full” means, in the case of the Moriah Claim, the aggregate outstanding, unpaid amount of the Moriah Claim has been paid in full in cash and all commitments to make loans or extend other financial accommodations have terminated and, in the case of the Noteholder Claim, the aggregate outstanding unpaid amount of the Noteholder Claim has been paid in full in cash and all commitments to make loans or extend other financial accommodations have terminated.  If after receipt of any payment of, or proceeds of collateral applied to the payment of, either any Moriah Claim or Noteholder Claim, as the case may be, any of the Creditors is required to surrender or return such payment or proceeds to any person for any reason, then the Moriah Claim or Noteholder Claim as applicable, intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by such Creditor, as the case may be.  Notwithstanding anything to the contrary contained herein, for purposes of this definition, the Moriah Claim shall not include any amount of the Moriah Claim in excess of the Maximum Moriah Debt.

1.19 “Party” means Moriah or the Notes Collateral Agent.

1.20 “Person” or “person” means, as applicable, any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.21 “Post-Petition Interest” means interest at the contract rate under the Moriah Loan Agreements or the Noteholder Agreements, as applicable, accruing subsequent to the filing of any Insolvency Proceeding as to any Loan Party whether or not such interest is an allowable claim in any such Insolvency Proceeding.

1.22 “Security Documents” means, collectively, the Noteholder Agreements and the Moriah Loan Agreements.

2.           Intercreditor Agreement.

2.1.           Lien Priorities.  Notwithstanding (a) the date, manner or order of filing, recordation, or perfection of the security interests or liens granted in favor of Moriah and the Notes Collateral Agent, (b) any provisions of the UCC, or any applicable law or decision, (c) the provisions of the Moriah Loan Agreements, Noteholder Agreements or any contract between any of the Creditors on one hand, and the Borrower or any affiliate thereof, on the other hand, or (d) whether either Moriah or the Notes Collateral Agent holds possession of all or any part of the Collateral, the following, as between Moriah and the Notes Collateral Agent, shall be the relative priority of the security interests and liens of Moriah and the Notes Collateral Agent in the Collateral:

(a)           Moriah shall have a first and prior security interest to the extent set forth herein in all Accounts and Inventory as defined in the Section 9-102 of the UCC.  The Notes Collateral Agent shall have a second and subordinate security interest in the foregoing property and interests in such property; provided, that, any amount of the Moriah Claim in excess of the Maximum Moriah Debt at any time outstanding (together with the interest on such excess) shall not be entitled to the benefit of the priority of the security interest of Moriah provided for in this Section 2.1(a).

(b)           The Notes Collateral Agent shall have a first and prior security interest in the remainder of the Collateral that is the subject of the Noteholder Agreements and Moriah shall have a second and subordinate security interest in such Notes Collateral whether now owned or hereafter created by any Loan Party.

Neither Moriah nor the Notes Collateral Agent shall contest the validity, perfection, priority or enforceability of any lien or security interest heretofore granted to the other Party or granted in connection herewith or contemplated hereby.  Notwithstanding any failure of a Party to perfect its security interests in any Collateral or any other defect in any security interests or obligations owing to such Party, the priority and rights as between the parties hereto shall be as set forth herein.

2.2.           Distribution of Proceeds of Collateral.

(a)           No Enforcement Period:  Except as provided in Section 2.2(b) below (with respect to distribution of proceeds of Collateral during an Enforcement Period):

(i)           All realizations upon and proceeds of Moriah Senior Collateral shall be paid to Moriah for application to the Moriah Claim, with any residual proceeds after satisfaction of the Moriah Claim being paid to the Notes Collateral Agent for the benefit of the Noteholders.

(ii)           All realizations upon and proceeds of Noteholder Senior Collateral shall be paid to the Notes Collateral Agent for application to the Noteholder Claim, with any residual proceeds after satisfaction of the Noteholder Claim being paid to Moriah.

(b)           During Enforcement Period:  During any Enforcement Period, all proceeds of Collateral shall be distributed in accordance with the following procedure:

(i)           All realizations upon and proceeds of Moriah Senior Collateral shall be applied to the Moriah Claim.  After the Moriah Claim is Paid in Full and the Moriah Loan Agreements are terminated and fully paid or otherwise satisfied, any remaining proceeds of the Moriah Senior Collateral shall be applied to the Noteholder Claim.

(ii)           All realizations upon and proceeds of Noteholder Senior Collateral shall be applied to the Noteholder Claim.  After the Noteholder Claim is Paid in Full and the Noteholder Agreements are terminated and fully paid or otherwise satisfied, any remaining proceeds of the Noteholder Senior Collateral shall be applied to the Moriah Claim.

(iii)           After the Moriah Claim and the Noteholder Claim have been paid in full in cash and all commitments to make loans or extend other financial accommodations have terminated, the balance of the realizations upon and proceeds of the Collateral, if any, shall be paid to the respective Loan Party or as otherwise required by applicable law.

(c)           Payments Held in Trust.  Should any payment or distribution be received by a Party that is not permitted to receive and retain such payment or distribution pursuant to the terms hereof, such Party shall receive and hold the same in trust, as trustee, for the Party entitled to receive and retain such payment, and shall forthwith deliver the same to such Party in precisely the form received (except for endorsement or assignment where necessary), for application to the Claim of such Party and, until so delivered, the recipient shall hold the same in trust as the property of such Party entitled to the same.  If a Party obligated to make an endorsement or assignment pursuant to the provisions of this Section fails to make any such endorsement or assignment, the permitted recipient of such payment or distribution, or any of its officers or employees, is hereby irrevocably authorized to make the same.

2.3.           Enforcement Actions.  Each of Moriah and the Notes Collateral Agent agrees not to commence or take any Enforcement Action until an Enforcement Notice has been given by such Enforcing Party to the other Party.  Subject to the foregoing, Moriah and the Notes Collateral Agent agree that during an Enforcement Period:

(a)
Moriah may, at its option, take and continue any Enforcement Action with respect to Moriah Senior Collateral and realize thereon, without the prior written consent of the Notes Collateral Agent, provided that during any Enforcement Period with respect to the Noteholder Senior Collateral, Moriah shall not commence or take any Enforcement Action or realize upon the Noteholder Senior Collateral without the Notes Collateral Agent's prior written consent.

(b)
Subject to the standstill period described in Section 2.3(e) below, the Notes Collateral Agent may, at its option, take and continue any Enforcement Action with respect to the Noteholder Senior Collateral and realize thereon without the prior written consent of Moriah, provided that during any Enforcement Period with respect to the Moriah Senior Collateral, the Notes Collateral Agent shall not commence or take any Enforcement Action or realize upon any of the Moriah Senior Collateral without Moriah's prior written consent. In furtherance and not in limitation of the foregoing, during an Enforcement Period, the Notes Collateral Agent shall not take any action to enforce its rights under the Lockbox Agreement, whether pursuant to Section 2 thereof or otherwise.

(c)
If both Moriah and the Notes Collateral Agent elect to proceed with Enforcement Actions, then each shall proceed with the Enforcement Action of any security interests in or liens on any Collateral in which it has a senior lien or security interest, as described in and provided by Section 2.1, without prejudice to the other Party to join in any proceedings.

(d)	Each Enforcing Party shall so notify the other Party at such time as the Enforcing Party's Claim is Paid in Full.

(e)
Notwithstanding anything herein to the contrary, but subject to the proviso at the end of this paragraph, the Notes Collateral Agent agrees that, during the first five (5) days of an Enforcement Period (the “Standstill Period”), it shall not take any action to realize on the Noteholder Senior Collateral, so as not to impair the collection by Moriah of Borrower’s outstanding accounts receivable during that period; provided, however, that the Notes Collateral Agent shall be entitled to take such action as it deems necessary in its sole discretion to (i) protect its secured position during the Standstill Period, (ii) protect its interest from claims or liens of third parties or governmental authorities, or (iii) preserve the Noteholder Senior Collateral from deterioration or diminishment.

2.4.           Accountings.  Each of Moriah and the Notes Collateral Agent agree upon the occurrence of any Enforcement Action, to render accountings to the other, upon reasonable request of the other, giving effect to the application of realizations upon and proceeds of Collateral as hereinbefore provided.

2.5.           Notices of Defaults.  Moriah and the Notes Collateral Agent agree to give to the other copies of any notice of the occurrence of an Event of Default, respectively, simultaneously with the sending of such notice to the applicable Loan Party, but the failure to give or forward any such notice shall not affect the validity of such notice, create a cause of action against the Party failing to give such notice, or create any claim or right on behalf of the other Party or any third party.  The sending or receipt of such notice shall not obligate the recipient to cure such Event of Default.

2.6.           Agency for Perfection.  Moriah and the Notes Collateral Agent each hereby appoint each other as agent for purposes of perfecting their respective security interests and liens in the Collateral.  To the extent that either Party obtains possession of Collateral in which the other Party has a senior priority under the terms hereof, the Party having possession shall notify the other Party of such fact and shall deliver such Collateral to the Party having the senior priority upon request of such Party.  Each Party shall be a bailee for the other Party with respect to Collateral in such Party's possession.  If directed by a Loan Party, the bailee Party shall, after the Claim of such bailee Party has been Paid in Full, deliver the Collateral in its possession to the other Party.

2.7.           UCC Notices.  In the event that Moriah or the Notes Collateral Agent shall be required by the UCC or any other applicable law to give notice to the other of intended disposition of Collateral, such notice shall be given in accordance with Section 3.8 hereof, and five (5) days' notice shall be deemed to be commercially reasonable.

2.8.           Information Sharing. Upon the occurrence and continuance of an Enforcement Period, in the event that either Moriah or the Notes Collateral Agent shall, in connection with any Enforcement Action, receive possession or control of any books and records which contain information identifying or pertaining to any of the property of any Loan Party in which the other Party has been granted a lien, it shall notify the other Party that it has received such books and records and shall, as promptly as practicable thereafter, make available to the other Party duplicate copies of such books and records in the same form as the original.  All reasonable expenses incurred by either Moriah or the Notes Collateral Agent in performing its obligations under this paragraph shall be borne by the Loan Parties and shall constitute indebtedness under the respective Party's agreements with the Loan Parties.  The failure of either Party to share information shall not create a cause of action against the Party failing to share information or create any claim on behalf of any Loan Party or any third party.

2.9.           Obligations of the Loan Parties Unconditional.  Nothing contained herein is intended to or shall increase or impair the obligations, liabilities and indebtedness of the Loan Parties to pay the Claims as and when the same shall become due and payable in accordance with the terms of the Moriah Loan Agreements and the Noteholder Agreements, as applicable, or to affect the relative rights of the Loan Parties and creditors of the Loan Parties other than the Creditors.

2.10.         Continuing Obligations.  This Agreement shall be irrevocable and shall continue in effect until each Claim has been Paid In Full.  This is a continuing agreement and each Party may continue, at any time and without notice to the other Party, to extend credit to or for the benefit of the Loan Parties on the faith hereof.

2.11.         Certain Waivers.

(a)           The Notes Collateral Agent acknowledges that Moriah has not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Moriah Loan Agreements or the collectibility of the Moriah Claim.

(b)           Each of the Notes Collateral Agent and Moriah shall be entitled to manage and supervise its financial arrangements with each Loan Party in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without affecting the validity or enforceability of this Agreement.

(c)           Moriah shall have no liability to the Notes Collateral Agent for, and the Notes Collateral Agent hereby waives any claim which the Notes Collateral Agent may now or hereafter have against Moriah arising out of any and all actions which Moriah, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future Collateral, actions with respect to the occurrence of a default or event of default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Noteholder Claim from any account debtor, guarantor or any other person) with respect to and in accordance with any Moriah Loan Agreements or any other agreement related thereto or to the collection of the Moriah Claim or the valuation, use, protection or release of the Collateral, so long as any such actions are taken in a manner consistent with the terms of this Agreement or any election of the application of Section 1111(b)(2) of the Bankruptcy Code.

(d)           Moriah acknowledges that the Notes Collateral Agent has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Noteholder Agreements or the collectibility of the Noteholder Claim.

(e)           The Notes Collateral Agent shall have no liability to Moriah for, and Moriah hereby waives any claim which Moriah may now or hereafter have against the Notes Collateral Agent arising out of any and all actions which the Notes Collateral Agent, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future Collateral, actions with respect to the occurrence of a default or event of default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Moriah Claim from any account debtor, guarantor or any other person) with respect to and in accordance with the Noteholder Agreements or  any other agreement related thereto or to the collection of the Noteholder Claim or the valuation, use, protection or release of the Collateral, so long as any such actions are taken in a manner consistent with the terms of this Agreement or any election of the application of Section 1111(b)(2) of the Bankruptcy Code.

2.12.         Modifications and Waivers.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by either Party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Moriah and the Notes Collateral Agent, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice to or demand on any Party in any event not specifically required hereunder shall not entitle the Party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.  Each Loan Party hereby acknowledges and agrees that this Agreement may be amended or otherwise modified without notice to or consent by any Loan Party.

2.13.         Insurance.  The Party having a senior security interest or lien in the Collateral shall have, subject to such Party’s rights under its agreements with the Loan Parties, the sole and exclusive right, as against the other Party, to adjust settlement of such insurance policy in the event of any loss.

2.14          Effect of Bankruptcy.  This Agreement shall be and remain enforceable notwithstanding any Insolvency Proceeding by or against the Borrower.

3.           Miscellaneous.

3.1.           Representations, Warranties and Covenants.  Each Party represents, warrants and covenants to the other that:

(a)           except as set forth herein, it has not subordinated, and agrees that it will not subordinate at any time while this Agreement remain in effect, any right, claim or interest of any kind in or to the Collateral as to which such Party has a senior lien or security interest, and any subordination in violation of this sub-paragraph shall be null and void;

(b)           it has not assigned or transferred any right, claim or interest of any kind in or to its Claim; and

(c)           the execution, delivery and performance by or on behalf of such Party has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such Party is bound, and requires no governmental or other consent that has not been obtained.

3.2.           No Benefit to Third Parties.  The terms and provisions of this Agreement shall be for the sole benefit of the Creditors and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under or because of this Agreement.

3.3.           Independent Credit Investigations.  Neither Party nor any of their respective directors, officers, agents or employees shall be responsible to any other person for the solvency, financial condition or ability of any Loan Party to repay the Moriah Claim or the Noteholder Claim, or for statements of any Loan Party, oral or written, or for the validity, sufficiency or enforceability of the Moriah Claim or the Noteholder Claim, the Moriah Loan Agreements, the Noteholder Agreements, or any liens or security interests granted by any Loan Party in connection therewith.  Each of the Creditors has entered into its respective financing agreements with Loan Parties based upon its own independent investigation and makes no warranty or representation to the other Party with respect to matters identified or referred to in this paragraph.  If either Party, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the other Party, such information shall be given with no representation or warranty of any kind from such Person and such Person shall be under no obligation (a) to provide any such information to any other Person at that time or to any Person on any subsequent occasion or (b) to undertake any investigation not a part of its regular business routine.

3.4           Amendments to Financing Arrangements or to this Agreement.  Moriah and the Notes Collateral Agent shall each endeavor to notify the other Party of any material amendment or modification of the Moriah Loan Agreement or the Noteholder Agreements, respectively, but the failure to do so shall not create a cause of action against the Party failing to give such notice or create any claim or right on behalf of the other Party.  Moriah and the Notes Collateral Agent shall, upon request of the other Party, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral.

3.5.           Marshaling of Assets.  The Notes Collateral Agent hereby waives any and all rights to have the Moriah Senior Collateral, or any part thereof, marshaled upon any foreclosure of any of Moriah's liens thereon or with respect to any other Enforcement Action by Moriah.  Moriah hereby waives any and all rights to have the Noteholder Senior Collateral, or any part thereof, marshaled upon any foreclosure of the Notes Collateral Agent's liens thereon or with respect to any other Enforcement Action by the Notes Collateral Agent.  If any Claim is now or hereafter secured by collateral other than the Collateral described hereunder, the Party holding such collateral shall have no obligation to marshal such collateral before enforcing its rights in the Collateral hereunder, and the other Party shall have no rights hereunder to share or participate in any proceeds of such other collateral.  Each Party shall have the right, subject to Section 2.3, to take Enforcement Action against Collateral in such order, or in whole or in part, and subject to such conditions as such Enforcing Party determines in its sole discretion.

3.6.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the Parties, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any Loan Party or any other person not a party to this Agreement.

3.7.           Agreement Absolute.  This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no act or omission on the part of any Party to this Agreement shall affect or impair the agreement of the other Party hereunder.  Each of the Parties hereby authorizes the other Party to (a) change any terms relating to such obligations of and Loan Party to such Party or the loan agreements relating thereto as such other Party in its discretion may deem advisable and with Borrower’s agreement; (b) grant renewals, increases or extensions of the time for payment of the Claim of such Party; (c) receive notes or other evidences of the obligations of the Loan Parties to such other Party or renewals, increases or extensions thereof; and (d) take or omit to take any action for the enforcement of, or waive any rights with respect to, any obligation of the Loan Parties to such other Party without invalidating or impairing any provision hereof.  The Parties hereby acknowledge and agree that this Agreement does not increase or expand the obligations of Borrower under the respective Security Documents to which the Parties are party.  Further, the Parties acknowledge that if Borrower, in good faith, shall make a payment of Claims in a manner that is inconsistent with the terms hereof, it shall have no liability to either Party therefor as long as Borrower cooperates with the Parties to rectify such mistake.

3.8.           Notice.  All notices, requests and demands to or upon the respective parties shall be given in writing and shall be deemed to have been duly given or made upon receipt by the receiving party.  All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to Moriah:	Moriah Capital, L.P.
685 Fifth Avenue
New York, New York 10022
Attention: Greg Zilberstein
With a copy to:
Cohen Tauber Spievack & Wagner LLP
420 Lexington Avenue
Suite 2400
New York, New York 10170
Attention: Adam Stein, Esq.

If to the Notes
Collateral Agent:	Alexandra Global Master Fund Ltd.
c/o Alexandra Investment Management, LLC
767 Third Avenue
39th Floor
New York, New York 10017
Attention: Chief Legal Officer

3.9.           Relationship of Parties.  This Agreement is entered into solely for the purposes set forth herein, and except as expressly provided herein, neither Party assumes any other duties or responsibilities to the other regarding the financial condition of the Borrower or any other Party, or regarding any collateral, or regarding any other circumstance bearing upon the risk of nonpayment of the obligations of the Borrower under any of the agreements hereinabove referred to.  Each Party shall be responsible for managing its banking investments and/or business relationships with the Borrower, and neither Party shall be deemed to be the agent of the other for any purpose (except for the limited purpose set forth in Section 2.6) nor shall any party hereto be deemed to be acting in concert with, or at the direction of, any other party.

3.10.          Governing Law.  This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of New York (without giving effect to choice of law or conflict of law rules).

3.11.          Consent to Jurisdiction.  Each Party hereby (a) irrevocably submits and consents to the exclusive jurisdiction of the Supreme Court for New York County, State of New York, and the United State District Court for the Southern District of New York with respect to any action or proceeding arising out of this Agreement or any matter arising therefrom or relating thereto and (b) waives any objection based on venue or forum non conveniens with respect thereto.

3.12.          Counterparts.  This Agreement may be executed in counterparts and by facsimile or other electronic transmission, each of which when so executed, shall be deemed an original, but all of which together shall constitute but one and the same instrument.

3.13           Headings.  The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

3.14           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

3.15           Entire Agreement; Benefit.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.  There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof.  This Agreement and the terms and provisions hereof are for the sole benefit of only the Notes Collateral Agent, for the benefit of the Noteholders, and Moriah and their respective successors and permitted assigns.

3.16           Waiver.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

3.17           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, this Intercreditor Agreement has been duly executed as of the day and year first above written.

ALEXANDRA GLOBAL MASTER FUND LTD.,
As Notes Collateral Agent

By:	ALEXANDRA INVESTMENT
MANAGEMENT, LLC,
As Investment Advisor

By:	/s/
Name
Title

MORIAH CAPITAL, L.P.

By:	Moriah Capital Management, L.P.,
General Partner

By:	Moriah Capital Management, GP, LLC,
General Partner

By:	/s/
Name
Title

Acknowledged and agreed to by:

EMAGIN CORPORATION

By:	/s/
Name
Title

ACKNOWLEDGMENT

The undersigned hereby acknowledges and agrees to the foregoing terms and provisions.  By executing this Agreement, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof as they relate to the relative rights of the Notes Collateral Agent and Moriah as between them. The undersigned further agrees that: (i) the terms of this Agreement shall not give the undersigned any substantive rights vis-a-vis either the Notes Collateral Agent, the Noteholders or Moriah, (ii) it does not and will not receive any right, benefit, priority or interest under or because of the existence of this Agreement, (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Creditor to effectuate the provisions and purposes of this Agreement and (iv) this Agreement may be amended or supplemented from time to time without notice to, or the consent of, the undersigned.

If either Moriah or the Notes Collateral Agent shall enforce its rights or remedies in violation of the terms of this Agreement, the undersigned agrees that it shall not use such violation as a defense to any Enforcement Action by either Moriah or the Notes Collateral Agent nor assert such violation as a counterclaim or basis for set-off or recoupment against either Moriah, the Noteholders or the Notes Collateral Agent.

EMAGIN CORPORATION

August7, 2007	By:	/s/
Name
Title

Schedule 1

Moriah Collateral

All now owned and hereafter acquired property (including, without limitation, real property) and assets of Borrower and the Proceeds and products thereof (which property, assets together with all other collateral security for the Obligations now or hereafter granted to or otherwise acquired by Lender, are referred to herein collectively as the "Collateral"), including, without limitation, all property of Borrower now or hereafter held or possessed by Lender and including the following (capitalized terms used but not defined herein have the meanings given to them in the Moriah Loan Agreement):

(a) All now owned and hereafter acquired:  Accounts; contract rights; chattel paper (including, but not limited to, rentals and other amounts payable under leases of equipment to customers pursuant to which Borrower is the lessor or assignee of any lessor); general intangibles (including, but not limited to, tax and duty refunds, patents, patent applications, trademarks, trademark applications, tradenames and tradestyles, copyrights, copyright applications, trade rights (whether or not registered), discoveries, improvements, processes, know-how, formulas, trade secrets, service marks, other rights in intellectual property (whether patentable or not), goodwill, customer and mailing lists, life insurance policies, licenses (whether as licensor or licensee), franchises and permits); documents (including, without limitation, all warehouse receipts); instruments; all guaranties, letters of credit, steamship guaranties, airway releases or other similar guaranties, agreements or property securing or relating to any of the items referred to above (including, but not limited to, purchase money security interests granted by Account Debtors in connection with installment sales); all cash monies, investment properties, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender;

(b) Inventory;

(c) Equipment and fixtures;

(d) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any real or other personal property in or upon which Lender has or may hereafter have a security interest, Lien or right of setoff;

(e) All of Borrower's existing and future leasehold interests in premises or facilities leased from third parties by Borrower;

(f) All present and future books and records relating to any of the above including, without limitation, all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to any of the foregoing maintained with or by any other Person); and

(g) Any and all products and Proceeds of the foregoing in any form including, without limitation, all insurance claims, warranty claims and proceeds and claims against third parties for loss or destruction of or damage to any or the foregoing.

Schedule 2

Notes Collateral

The Notes Collateral includes each of the following, whether now existing or hereafter arising:

(1)           all Accounts of eMagin Corporation, a Delaware Corporation, (the “Borrower”) and, if the Collateral Agent exercises its rights under Section 3(b) of the Pledge and Security Agreement, dated as of July 21, 2006, by the Borrower, to Alexandra Global Master Fund Ltd., as Collateral Agent (the “Note Pledge Agreement”), the Lockbox and each and every General Intangible relating thereto;

(2)           all Inventory of the Borrower;

(3)           all Equipment of the Borrower;

(4)           all Proprietary Information owned or licensed by the Borrower, whether existing on the date hereof or developed or acquired hereafter;

(5)           all of the Borrower’s right, title and interest in and to all Contracts, Documents, Chattel Paper, Instruments, Investment Property and General Intangibles, whether existing on the date hereof or hereafter arising;

(6)           all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of the Collateral, including, without limitation in respect of the cash or other property held in the Lockbox or the Collateral Account;

(7)           all Patents, Patent Licenses, Trademarks and Trademark Licenses;

(8)           all insurance policies to the extent they relate to items (1) through (7) above;

(9)           all books, ledgers, books of account, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing; and

(10)           to the extent not otherwise included, all Proceeds, products, rents, issues, profits and returns of and from any and all of the foregoing, which Proceeds may be in the form of Accounts, Chattel Paper, Inventory or otherwise;  all as provided in the Note Pledge Agreement.  Capitalized terms used herein but not defined herein shall have the meanings provided for such terms in the Note Pledge Agreement.